OPERATING AGREEMENT

                                       OF

                                ASKTHEROBOT, LLC

     OPERATING AGREEMENT of ASKTHEROBOT, LLC, dated as of March 14, 2000 (this "Agreement"), by and among AskTheRobot, LLC, a New York limited liability company (the "Company"), Liberty Group Services, LLC, a Delaware limited liability company ("Liberty"), and Michael Vogel ("MV") and Douglas Capeci ("DC", and together with Liberty and MV (the "Members" and each individually, a "Member").

                      W I T N E S S E T H:

     WHEREAS, on July 9, 1999, Spidermaze.com, Inc. was formed as a New York corporation ("Spidermaze"); and

     WHEREAS, on January 11, 2000, the Company was formed as a New York limited liability company pursuant to the Limited Liability Company Law of the State of New York; and

     WHEREAS, pursuant to the merger of Spidermaze and the Company which occurred on January 24, 2000, all of the assets, rights, obligations and liabilities of Spidermaze became the assets, rights, obligations and liabilities of the Company; and

     WHEREAS, as of the date hereof, Liberty is subscribing for the Preferred Interests (as defined herein) pursuant to the Subscription Agreement dated as of March ___, 2000 by and between the Company and Liberty; and

     WHEREAS, the Company and the Members wish to enter into this Agreement to provide for, among other things, the creation of the Preferred Interests, the terms and conditions of the operation and management of the Company and the parties' relative rights, duties and obligations with respect to the Company and each other; and

     WHEREAS, on the date hereof each Member owns the interests in the Company as set forth on the Schedule of Members (as defined herein) attached hereto as Exhibit A;

     NOW, THEREFORE, in consideration of the premises and the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Members and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Acceptance  Notice"  shall  have the  meaning  set  forth in  Section
8.4(c).

          "Act" means the New York Limited Liability Company Law, as amended from time to time, except that, for purposes of this Agreement, no provision thereof adopted after the date of this Agreement that would only be applicable to the Company absent a provision in this Agreement to the contrary will be applicable to the Company unless such provision is approved by the Supervisory Board.

           "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

           (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

           (ii) Debit to such Capital Account the items described in Sections 1.704-(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704- 1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

           "Affiliate" means, with respect to any Person, (i) any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person, (ii) any executive officer (as such term is defined by Rule 501 promulgated under the Securities Act) or director (or individual with a similar capacity) of such Person, or (iii) when used with respect to an individual, shall include the Family Group Members of such individual.

           "Annual Budget" means the budget and business plan for the Company in respect of each Fiscal Year which shall include, without limitation, a cash flow projection, an operating budget, a capital expenditures budget and an acquisition budget.

          "Business" shall have the meaning set forth in Sections 2.2.

           "Business Day" means any day (other than that which is not a Saturday or Sunday) on which both federally and New York State chartered banks are generally open for business in New York, New York.

           "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

           (i) To each Member's Capital Account there shall be credited (A) such Member's Capital Contributions, (B) such Member's distributive share of Net Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 10.7 or Section 10.8 hereof, and (C) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations Section 1.704?1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704?1(b)(2)(iv)(d)(2);

           (ii) To each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 10.7 or Section 10.8 hereof, and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

           (iii) In the event of a Transfer of Membership Interests in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transfer of Membership Interests; and

           (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

           The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704?1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Tax Matters Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Tax Matters Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to this Agreement upon the dissolution of the Company. The Tax Matters Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

           "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the fair market value of any property (other than money) contributed to the Company with respect to such Member's Interest, less any return of a Member's Capital Contribution pursuant to Sections 10.1 and 10.3, provided, that any shares of Common Stock contributed by Liberty shall be valued at the greater of (i) $3.00 per share and (ii) the per share market value of the Common Stock on the Performance Measurement Date (as such terms are defined in the Subscription Agreement). In the case of a Member that acquires an interest in the Company by virtue of an assignment or transfer in accordance with the terms of this Agreement, "Capital Contribution" means the Capital Contribution of such Member's predecessor in interest.

           "Capital Transaction" means (i) any disposition of all or substantially all of the assets of the Company, including, without limitation, a license of all or substantially all of the intellectual property of the Company;
(ii) a Conversion Event, including, without limitation, a Plan of Incorporation;
(iii) change in capital of the Company; or (iv) Sale of the Company.

          "Claimant" shall have the meaning set forth in Section 14.1.

          "Common Stock" means the common stock, par value $.004 per share, of LGHI.

          "Liberty Appointees" means Barry Hawk and Dennis Lane or any other individual appointed to the Supervisory Board or majority-in-interest of the Liberty Members.

          "Liberty Members" means Liberty or any other Person who subsequently becomes a Liberty Member pursuant to the terms of this Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

           "Company Minimum Gain" means the amount determined in accordance with the definition of "partnership minimum gain" set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

           "Control" (including the terms "controlled by" and "under common control with", with respect to the relationship between or among two or more Persons), means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly, or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

           "Conversion Event" means the earlier to occur of (i) the consummation of an IPO or (ii) a Sale of the Company, provided that such transaction is based on a Company valuation of not less than $50,000,000 and provided further that if the surviving entity is not publicly traded, the equity of the Company after the consummation of the transaction shall not be less than $40,000,000.

           "Demand  Registration"  shall have the  meaning  set forth in Section
12.1.

           "Depreciation" means, for each taxable year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Supervisory Board.

           "Distributions" means any and all amounts of the Company's Net Cash Flow and Net Proceeds from a Capital Transaction that has been properly distributed to the Members pursuant to Section 10.1 below.

           "Encumbrance" means any security, interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, option, warrant, preferential arrangement or restrict of any kind, including, without limitation, any restrict on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

           "Excess Amount" shall have the meaning set forth in Section 8.4(c).

            "Family Group Members" means (i) the parents, grandparents, brothers, sisters, descendants (whether natural or adopted) and spouse of the specified individual; (ii) any spouse or descendant of any person specified in clause (i) above; (iii) any trust created solely for the benefit of any individual described in clauses (i) through (ii) above; (iv) any executor or administrator for any of the individuals or their respective estates described in clauses (i) through (ii) above; (v) any partnership or limited liability company consisting solely of individuals described in clauses (i) through (iv) above; and (vi) any tax exempt corporate foundation created by any of the Persons described in clauses (i) through (v) above exclusively engaged in charitable purposes.

           "Fiscal Year" means (i) any twelve (12) month period commencing on January 1 and ending on December 31, or (ii) any portion of the period described in clause (ii) of this sentence of which the Company is required to allocate Net Profits, Net Losses, and other items of Company income, gain, loss or deduction pursuant to this Agreement.

           "Founder Appointee" means MV, DC and another nominee appointed by MV and DC, or any other individuals appointed to the Supervisory Board by MV and DC.

           "GAAP"  shall  mean  United  States  generally  accepted   accounting
principles as in effect from time to time.

           "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

           (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Tax Matters Partner; provided that the initial Gross Asset Values of the assets contributed to the Company shall be as set forth in the Schedule of Members;

          (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Supervisory Board as of the following times:
(A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and
(B) of this subparagraph shall be made only if the Tax Matters Partner reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

           (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Tax Matters Partner; and

           (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704?1(b)(2)(iv)(m) and subparagraph (vi) of the definition of Net Profits and Net Losses or Section 10.7(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph
(ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Profits and Net Losses.

           "Incorporation Effective Time" means the time at which the Membership Interests are exchanged for, converted into or otherwise transformed into capital stock of a corporation pursuant to a Plan of Incorporation.

           "Initial Capital Account Balance" means the amount designated on the Schedule of Members as the initial Capital Contribution of a Member.

           "IPO" means the initial offering of the Company's securities to the public in a bona fide underwriting, pursuant to a registration statement under the Securities Act which results in net proceeds to the Company of not less than $10,000,000 and is based on a pre-money valuation of the Company of not less than $50,000,000.

           "Investor" shall mean Peter J. McLaughlin, who has the right to purchase the Reserved Interests within ten (10) days from the date hereof. In the event such interests are not purchased, all references herein to the Investor shall have no force or effect unless decided otherwise by the Members.

          "Junior Securities" shall have the meaning set forth in Section 9.1.

           "Lending Member" shall have the meaning set forth in Section 3.3.

           "LGHI" means Liberty Group Holdings, Inc., a Delaware corporation.

           "Management Agreement" means the Management Agreement dated as of the date hereof by and between the Company and Liberty.

          "Manager" means MV or any other Person subsequently appointed as the Manager in accordance with Section 4.1.

          "Member" means each of the parties hereto and any Person admitted as a Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company and "Members" means two or more of such Persons when acting in their capacities as members of the Company.

           "Membership Interest" or "Interest" means a Member's limited liability company interest in the Company which represents such Member's share of the Net Profits and Net Losses and such Member's right to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Act.

           "Member Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

          "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

           "Member Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

           "Net Cash Flow" means all cash receipts of the Company (including Capital Contributions), and the fair market value of any property received in connection therewith, in any fiscal year from whatever source derived (except the proceeds of a Capital Transaction), plus any cash which the Manager decides to, or is required to, release from Reserves, less: (A) payment of all of the Company's expenses including, without limitation, debt service, if any, and payment of all salaries, bonuses, perquisites and other benefits to which the Members, the Manager, the members of the Supervisory Board or employees are entitled, and payments due to Liberty pursuant to the Management Agreement, and
(B) payment of unincorporated business taxes, other than such taxes which are allocable to a Capital Transaction, if any.

           "Net Proceeds from a Capital Transaction" means the gross cash proceeds, and the fair market value of any property received in connection therewith, of a Capital Transaction, less all expenses thereof, including, without limitation, attorneys' fees, accountants' fees and other professional fees, brokers' fees, all expenses of sale, closing costs, appraisal costs, transfer taxes, recording fees, charges and taxes, including unincorporated business taxes which are allocable to such Capital Transaction, all expenses, the payment of which is deferred to be paid out of such Net Proceeds of a Capital Transaction and less any Reserves.

           "Net Profits" and "Net Losses" mean, for each taxable year, an amount equal to the Company's taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

           (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of "Net Profits" and "Net Losses" shall be added to such taxable income or loss;

           (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704?1(b)(2)(iv) (i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of "Net Profits" and "Net Losses" shall be subtracted from such taxable income or loss;

           (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

           (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

           (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year, computed in accordance with the definition of Depreciation;

           (vi) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to
Regulations  Section  1.704?(b)(2)(iv)(m)(4),   to  be  taken  into  account  in
determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

           (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 10.7 or Section 10.8 hereof shall not be taken into account in computing Net Profits or Net Losses.

      The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 10.7 and 10.8 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

           "New Securities" means any Membership Interests or other securities or other rights convertible or exchangeable into or exercisable for Membership Interests; provided, however, that "New Securities" does not include: (i) securities issued to management, directors or employees of, or consultants to, the Company pursuant to or in connection with an option plan, an employee stock option plan, an employee stock purchase plan or other employee benefit plan approved by the Supervisory Board; (iii) securities issued by the Company as part of any public offering pursuant to an effective registration statement under the Securities Act; (iv) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) securities issued as consideration for, or in connection with, any merger or acquisition of the stock or assets of any Person acquired by the Company; (vi) the Reserved Interests reserved for the Investor; or (vii) the securities and to be granted to Liberty pursuant to the Management Agreement dated the date hereof between the Company and Liberty.

           "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

           "Nonrecourse   Liability"  has  the  meaning  set  forth  in  Section
1.704-2(b)(3) of the Regulations.

          "Non-Selling  Members"  shall  have the  meaning  provided  in Section
     8.4(a).

           "Offered  Interest"  shall  have the  meaning  set  forth in  Section
8.4(a).

           "Percentage Interest" means the number, expressed as a percentage of one hundred percent, derived by dividing the Membership Interest of any Member as shown on the Schedule of Members, as such Schedule of Members may be amended from time to time, by the total amount of Membership Interests then issued.

           "Permitted Transferee" means (i) with respect to any Member that is not an individual, any Affiliate thereof, including, without limitation, any limited or general partner thereof, (ii) with respect to a Member that is an individual, any Family Group Member, (iii) with respect to such individual Member, a corporation or other entity all of the share capital or other equity interests are owned by such individual Member and/or any Family Group Member and
(iv) with respect to an individual Member, a Person to whom Membership Interests have been transferred by operation of law, by will or by the laws of descent.

           "Person"  means  any  individual,   partnership,  firm,  corporation,
limited liability company, association, trust, estate, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

           "Piggyback Registration" shall have the meaning set forth in Section 12.2.

           "Plan of Incorporation" shall have the meaning set forth in Section 11.1(a).

           "Preferred Interests" means the Membership Interest issued to Liberty and if so purchased, the Investor, containing the rights, preferences and designations contained in this Agreement.

           "Preferred Interest Preference" shall be equal to the sum of (i) the amount of the Capital Contributions received by the Company from Liberty and the Investor, if he purchases the Reserved Interests, with respect to such Preferred Interests and (ii) the Preferred Rate calculated through the date in question, whether or not then payable.

           "Preferred Rate" means the respective Capital Account Balance of Liberty and the Investor, if he purchased the Reserved Interests,plus interest at an annual rate of 6%, compounded annually, commencing on the date the Capital Contribution is made by Liberty and the Investor, as the case may be.

           "Registrable Securities" means the Preferred Interests and the shares of preferred stock representing the Preferred Interests after the Incorporation Effective Time.

            "Regulations" means the income tax regulations promulgated from time to time by the U.S. Department of the Treasury.

           "Regulatory Allocations" shall have the meaning set forth in Section 10.8.

           "Related Party" shall have the meaning set forth in Section 14.1.

          "Remaining Members" shall have the meaning set forth in Section 8.5.

           "Reserved Interests" shall have the meaning set forth in Section 3.2.

           "Reserves" means any amount of reserves as the Manager shall decide in his sole discretion to establish for future expenses of operating the Company or any contingent or unforeseen liabilities or obligations in connection therewith.

           "Sale Notice" shall have the meaning set forth in Section 8.6.

           "Sale of the Company" means the occurrence of any of: (i) any merger or consolidation involving the Company if the equity owners of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their pre- merger or pre-consolidation ownership; (ii) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company, including, without limitation, the exclusive licensing of substantially all of the Company's intellectual property; (iii) any Person who was not, as of the date hereof, a "controlling person" (as defined in Rule 405 under the Securities Act) of the Company shall become the beneficial owner of over 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally; or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

           "Schedule of Members" means the schedule to this Agreement attached hereto as Exhibit A, as it may be amended from time to time by the Manager in accordance with the terms of this Agreement, setting forth the name and mailing address of each Member, the class of Membership Interest held by each Member, the initial Capital Contribution of each Member, the agreed value of each Members' Capital Contribution, the amount of additional Capital Contributions made by each Member and the Percentage Interest of each Member.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Selling Member" shall have the meaning set forth in Section 8.4(a).

           "Shelf  Registration"  shall  have the  meaning  set forth in Section
12.3.

            "Subscription Agreement" means the Subscription Agreement dated the date hereof by and between the Company and Liberty.

           "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to the terms of this Agreement, and who is named as a Member on the Schedule of Members.

           "Super Majority-in-Interest" means the holders of more than eighty percent (80%) of the specified Membership Interests.

           "Supervisory Board" means the supervisory board of the Company established and governed pursuant to the terms of this Agreement.

           "Tag-Along Notice" shall having the meaning set forth in Section 8.5(b).

          "Tax Attributes" means with respect to each contributed asset, the following items: (1) federal income tax basis as of the date contributed to the Company; (2) date placed in service by the Member; (3) accumulated depreciation allowable through the day immediately preceding the date of contribution to the Company; (4) the method of depreciation used for federal income tax purposes; and (5) the depreciable life used for federal income tax purposes.

           "Tax Matters Partner" shall have the meaning set forth in Section 7.5(a).

           "Total Advance" shall have the meaning set forth in Section 3.3.

           "Transfer" shall have the meaning set forth in Section 8.1.

           "Transfer Notice" shall have the meaning set forth in Section 8.4(a).

           "Transfer Offer" shall have the meaning set forth in Section 8.4(b).

           "Treasury Secretary" shall have the meaning set forth in Section 7.5(a).

           "Violations" shall have the meaning set forth in Section 12.6.

      1.2 Headings; Pronouns. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. Words and phrases used herein in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender, unless the context requires otherwise.

                                   ARTICLE II

                                    FORMATION

     2.1. Formation; Name; Office. The Company was organized and formed under and pursuant to the Act, by the filing of articles of organization with the Secretary of State of the State of New York on January 20, 2000. The name of the Company is "ASKTHEROBOT, LLC" or such other name as the Supervisory Board shall determine. The primary business office of the Company shall be located at 29 East 31st Street, New York, New York, or at such other place or places as the Supervisory Board may from time to time designate.

      2.2. Purposes. The purposes for which the Company has been formed are:

          (a)  To provide on-line personnel services;

           (b) To negotiate, execute and enter into and perform any and all contracts and agreements necessary for, or otherwise related to, the foregoing, including, without limitation, the operation or management of the Company or the ownership, operation or management of any asset owned by the Company;

           (d) To accomplish any lawful business whatsoever or which shall at any time appear conducive to, or expedient for, the protection or benefit of the Company or its assets;

           (e) To engage in any lawful act or activity for which limited liability companies may be formed under the Act; and

           (f) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

      2.3. Duration. The term of existence of the Company commenced on the date of the filing of its articles of organization and shall be perpetual, unless the Company is earlier dissolved in accordance with either the terms of this Agreement or the Act.

      2.4. Designated Agent. The designated agent of the Company upon whom process against the Company may be served is set forth in the articles of organization of the Company or any amendment thereof. The designated agent may be changed from time to time by the Manager in accordance with the Act. If the Company's designated agent shall ever resign, then the Manager shall promptly appoint a successor.

      2.5 Title to Company Property. All property of the Company, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member individually, shall have any direct ownership in such property.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

     3.1. Capital Contributions.

           (a) Each Member has contributed to the capital of the Company the amount and type of property (if other than cash) set forth opposite the Member's name on the Schedule of Members. The agreed value of the Capital Contributions made or deemed to have been made by each Member shall be set forth on the Schedule of Members.

          (b) In consideration for the Capital Contribution made by each of the Members to the Company as indicated on the Schedule of Members, the Company shall issue to each of the Members an Interest in the Company as described and provided for in Section 3.2 below.

       3.2. Membership Interests and Percentage Interest. Effective as of the date hereof, the Membership Interest of each Member in the Company and their respective Percentage Interest in the total capital of the Company, as the same may be adjusted from time to time pursuant to the terms and conditions of this Agreement or in order to reflect changes in the Capital Accounts of the Members, is as follows:

          Member     Class     Membership Interest and Percentage
     Interest
          Liberty   Preferred Interest  51%
          Investor  Preferred Interest  8.335%
          MV        Common Interest     15.6675%
          DC   Option   Pool  Common  Interest  Common   Interest
     15.6675%9.33%
          TOTAL     100.00%

           The foregoing is based on the Capital Contributions made by the Members on the date hereof, and all the parties hereby agree that any additional Capital Contributions made by Liberty pursuant to the Subscription Agreement after the date hereof shall not increase the Membership Interest of Liberty.

           The 8.335% indicated above (the "Reserved Interests") is the percentage interest reserved for the Investor, who has the right to purchase all or any portion of the Reserved Interest at a capital contribution of $500,000 (for the full amount of the Reserved Interests) within thirty (30) days from the date hereof. In the event such interest is not purchased, the Reserved Interests shall be returned to MV and DC pro ratably.

           The Membership Interest and the Percentage Interest of each Member is subject to adjustment in accordance with the terms and provisions of this Agreement. To the extent that any such adjustment is required pursuant to this Agreement, the parties hereto acknowledge and agree that the Schedule of Members and the above table contained in this Section 3.2 shall automatically be deemed amended and restated to reflect the correct Membership Interest and Percentage Interest of each Member without further action by any of the parties hereto.

      3.3. Advances. No Member shall advance any funds to the Company without the prior approval of the Supervisory Board and compliance with the provisions of this Section 3.3. If any Member (in such capacity, a "Lending Member") shall agree to advance any funds (the "Total Advance") to the Company in excess of its Capital Contributions, the amount of any such Total Advance or portion thereof shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. In addition, if any such Lending Member agrees to advance the Total Advance of the Company, then the other Members shall each have the right, but not the obligation, to advance their pro rata portion (based on Percentage Interests) of any such Total Advance to the Company on the same terms and conditions as the Lending Member, and the amount of the Total Advance of the Lending Member shall be reduced by the amount that the other Members advance to the Company. The amount of any such advance shall be a debt obligation to the Company to such Member and shall be subject to such terms and conditions as may be acceptable to the Company and such Member. Any such advances shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor. No Member shall have any obligation whosoever to advance any funds to the Company.

     3.4. Preemptive Rights.

          (a) If the Supervisory Board seeks to raise additional capital for the Company by issuing New Securities or by authorizing the Company to enter into any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance or sale of New Securities, the Company shall first offer to sell the New Securities to Liberty and the Investor pro rata in accordance with their Percentage Interests at the same price and on the same terms proposed to be issued or sold by the Company so that each of Liberty and the Investor would, after the issuance or sale of all such New Securities, hold the same Percentage Interest as it had immediately prior to the issuance or sale of the New Securities. Each of Liberty and the Investor shall be required to deposit with the Company the additional capital contribution required by such notice by the date specified therein, which shall be not earlier than 45 days following the date of such notice. If either Liberty or the Investor does not exercise its entire right to purchase such additional New Securities or any portion thereof, the Company shall notify the party exercising their rights herein that they shall have the opportunity to purchase such additional New Securities not purchased to the full extent of the amount of the additional New Securities proposed to be sold.

           (b) If Liberty and the Investor fail to exercise in full such right within the time specified in the Company's notice to such Members pursuant to this Section 3.4, the Company shall have 90 days thereafter to sell the New
Securities in respect of which Liberty's and the Investor's rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to Liberty and the Investor. If the Company has not sold all the New Securities within such 90 days, the Company shall not thereafter issue or sell any New Securities without first offering such securities to Liberty and the Investor in the manner provided above.

           (c) Any sale of New Securities pursuant to this Section 3.4 shall be made on such terms and conditions as are determined by the Supervisory Board, which terms and conditions may include, among other things, a preferential return on such investment, superior dividend, voting and liquidation rights, and/or a pro rata reduction in the Members' Percentage Interest based on their Percentage Interest immediately prior to the issuance to reflect the issuance of additional Membership Interests.

          (d) If the Company desires to raise additional capital and receives a term sheet or other similar type of letter or arrangement from a potential third party investor, the holders of the Preferred Interests, in proportion to their respective interests thereof, shall have the right to make the investment contemplated therein upon notice to the Company within twenty (20) days' of receipt of such arrangement delivered to Liberty and the Investor by the Company.

     3.5. Withdrawal of Capital; Source of Distribution.

           (a) Unless the consent of the Supervisory Board and the holders of a Super Majority-in-Interests of the holders of the Preferred Interest, shall have been obtained, and except as otherwise provided in this Agreement, no Member shall have the right to withdraw any part of such Member's Capital Contributions prior to the liquidation and termination of the Company pursuant to this
Agreement. Except as otherwise provided in this Agreement, any Capital Contributions which are permitted to be withdrawn from the Company by the Members shall be done so on a pro rata basis, provided, however, that the shares of Common Stock shall not be distributed but all said shares are subject to a Lock-Up Agreement between the Company and LGHI.

           (b) No Member, member of the Supervisory Board, the Manager or other Related Party shall be personally liable for the return of the Capital Contributions of any other Member, or any portion thereof, it being expressly understood that any such return shall be made solely from the Company's assets.

                                   ARTICLE IV

               THE MANAGER; THE SUPERVISORY BOARD

      4.1 The Manager. Subject to the terms and provisions of this Agreement, including, without limitation, Sections 4.3 and 4.4, any and all decisions concerning the business and affairs of the Company shall be made by the Manager. The Members hereby unanimously appoint MV as the Manager. Unless MV is removed or resigns in accordance with the terms of this Agreement, the Manager shall hold office until a successor shall have been appointed. The resignation of the Manager shall not affect the Manager's rights as a Member and shall not constitute his withdrawal as a Member. The Manager may be removed upon the consent of a majority-in-interest of the Members holding the Preferred Interests. Any vacancy occurring for any reason in the position of the Manager may be filed upon the consent of a majority-in-interest of the Members holding the Preferred Interests.

     4.2. Supervisory Board.

           (a) The Company has established a Supervisory Board, consisting of six (6) individuals: (i) one appointee nominated by the Investor in the event the Reserved Interests are purchased, (ii) two (2) Liberty Appointees, and (iii) three (3) Founder Appointees. Each of the Investor Appointee, the Liberty Appointees and the Founder Appointees shall serve at the pleasure of the appointing Member and may be removed from the Supervisory Board at any time only by such appointing Member. If for any reason any member of the Supervisory Board who is previously appointed by a Member ceases to hold office, that nominating Member (e.g., either the Investor, in the case of the Investor Appointee, or Liberty, in the case of any Liberty Appointee or MV, in the case of any Founder Appointee) shall promptly appoint an individual to fill the vacancy so created. The Liberty Appointee shall be a member of any committee of the Supervisory
Board and a director of any subsidiaries or companies established by the Company. Each member of the Supervisory Board who is not either an officer or employee of the Company shall (i) be entitled to reasonable direct out-of-pocket expenses approved by advance by the Manager in connection with services as a member of the Supervisory Board and (ii) be entitled to options as approved by the Supervisory Board. In the event the Reserved Interests are not purchased by the Investor, the members of the Supervisory Board shall determine the filling of the vacancy on the Supervisory Board.

          (b) Meetings of the Supervisory  Board shall be held no less than four
(4) times per Fiscal Year of the Company, or more or less times as the members of the Supervisory Board otherwise determine. Meetings may be called by the Manager, any Liberty Appointee, the Investor Appointee or at least two of the Founder Appointees, upon not less than one Business Days' notice delivered by the individual or group calling such meeting to each member of the Supervisory Board at their last known address indicated on the records of the Company. Such notice shall contain the agenda items of the meeting. Requirements for a quorum for the transaction of any business at any meeting of the Supervisory Board shall be, unless otherwise provided for in this Agreement, a majority of the entire six (6) member Supervisory Board, in person or by proxy, provided that the Liberty Appointees are present. Any action may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by a majority of the members of the Supervisory Board, provided that the Liberty Appointees execute the consent. Every written consent shall bear the date and signature of each member of the Supervisory Board who signs the consent. Any meeting of the Supervisory Board may be held by telephone conference call or similar communications equipment as long as the applicable quorum requirements are met.

       4.3. Super-Majority Rights of the Supervisory Board. Notwithstanding anything contained in this Agreement to the contrary, the Company, the Manager and the Supervisory Board shall not, and no officer, employee or agent of the Company shall have authority, in the name or on behalf of the Company, to take any of the following actions, directly or indirectly, without the prior approval of at least five (5) of the six (6) members of the Supervisory Board:

           (a)   incur  any indebtedness or issue  or  grant  New
Securities;

           (b) enter into any material transaction between the Company and its Members, their respective Family Group Members, or its or their respective Affiliates including, without limitation, hiring said Persons as employees and/or consultants of the Company, increasing their compensation or entering into any material transaction out of the ordinary course of business, other than the Management Agreement;

           (c) change or enter into any business other than the Business or change the purpose of the Business;

           (d) adopt or amend the Annual Budget, provided, however, that the Annual Budget must be approved by the Liberty Appointees, with a 25% variance on each line item;

           (e) the hiring and firing of key employees and executive officers of the Company and the compensation and benefit arrangements payable to any key employee or executive officer of the Company;

           (f) any sale, exchange, lease or other disposition (whether in a single transaction or by a series of related transactions) other than in the ordinary course of business of a material portion of the Company's intellectual property, including, without limitation, its technology;

           (g) the use of Capital Contributions received by the Company;

           (h) commence or settle any litigation or threatened litigation; and

           (i) any voluntary liquidation or dissolution of the Company, the filing of a voluntary petition of the Company under Chapter 7 or Chapter 11 of the United States Bankruptcy Code or a determination to not contest an involuntary petition of bankruptcy or otherwise institute insolvency proceedings or otherwise seek any relief under laws relating to the relief from debts or the protections of debtors generally; seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or all or any portion of its properties; make any assignment for the benefit of the Company's creditors; take any action that would cause the Company to become insolvent (as defined by the Bankruptcy Code); or take any action which consents to a case in a bankruptcy or other insolvency proceedings against the Company or waives or releases any right or claims of the Company in any such case or proceeding.

      4.4. Actions Requiring Approval of Super Majority-in- Interests. Notwithstanding anything contained in this Agreement to the contrary, the Company, the Manager and the Supervisory Board shall not, and no officer, employee or agent of the Company shall have authority, in the name or on behalf of the Company, to take any of the following actions, directly or indirectly, without the prior approval of the holders of a Super Majority-in- Interests of the Members:

            (a)    amend   or  modify  the  rights,  preferences,
designations and privileges of any of the outstanding  Membership
Interests;

          (b) amend the articles of organization of formation of the Company or this Agreement, except as otherwise specifically provided herein;

           (c) redeem or repurchase any Membership Interest, other than pursuant to this Agreement;

          (d)  a  Sale of the Company;

          (d) increase the number of members of the Supervisory Board above six (6);

           (f) declare or pay any divided or other distribution of cash, Membership Interests or other assets of the Company;

          (g)  appoint and retain any accounting firm; and

          (h) the appointment of the managing underwriter of any registration of securities of the Company.

                                    ARTICLE V

                              DUTIES OF THE MEMBERS

       5.1. Confidentiality. Each Member hereby severally covenants and agrees that such Member shall retain in strict confidence, and shall not use for any purpose whatsoever, or divulge, disseminate or disclose to any third party (other than in furtherance of the business purposes of the Company or as may be required by law) all proprietary or confidential information relating to the Company's business, including, without limitation, financial information, development plans, pricing information, business methods, management information systems and software, customer lists, supplier lists, leads, solicitations and contacts, know-how, show-how, inventions, techniques, improvements, specifications, trade secrets, agreements, research and development, business plans and marketing plans of the Company, whether or not any of the foregoing are copyrightable or patentable. The provisions of this Section 5.1 shall survive and continue to bind the Members notwithstanding any Member ceasing to be a Member.

      5.2. Proprietary Rights. Each Member hereby severally covenants and agrees that such Member shall, for so long as it is a Member of the Company, communicate and make known to the Company all knowledge and information possessed by such Member relating to any methods, developments, know how, inventions, techniques or improvements which concern in any way the Company's business (or the industry of which it is a part); provided, however, that nothing herein shall be construed as requiring any communication where the information is lawfully protected from disclosure as the proprietary right of a third party or by any other legal bar to such communication. Any developments relating to the Company's business, in which any party hereto has participated, shall be considered works-for-hire for the Company, which shall have the exclusive rights thereto; and each party hereto shall sign and deliver to the Company, and shall cause any instruments necessary to effect the assignment of such rights to the Company.

       5.3. Rights and Remedies Upon Breach of Restrictive Covenants. If a Member breaches, or threatens to commit a breach of, any of the provisions of this Article V, then the Company and the other Members shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to and not in lieu of, any other rights and remedies that are available at law or in equity:

           (a) The right and remedy to have the covenants contained herein specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and the non-breaching Members and that money damages will not provide an adequate remedy to the Company and the non-breaching Members; and/or

          (b) The right and remedy to declare a material default of this Agreement by the breaching Member and to recover damages therefor in accordance with applicable law and/or the provisions of this Agreement.

           If any court determines that any of the covenants contained herein, or any part thereof, is unenforceable because of, among other reasons, the duration of such provision or the restrictive area covered thereby, such court shall have the power to reduce the duration or restrictive area of such provision and, in its reduced form, such provision will then be enforceable and shall be enforced.

       5.4. Employment Agreements. Notwithstanding anything contained herein to the contrary, if any Member shall be a party to an Employment Agreement with the Company, to the extent that the terms and conditions of said Employment Agreement conflict with or limit the provisions hereof, the provisions of the Employment Agreement shall govern the obligations of such Member regardless of the provisions of this Article V.

      5.5. Certain Representations and Warranties of the Members.
Each Member hereby severally represents and warrants to the Company and each other Member as follows:

           (a) Each Member which is either a corporate entity or a limited liability company represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state of its respective jurisdiction. Each Member has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Member, the performance by each Member of its obligations hereunder and the consummation by each Member of the transactions contemplated hereby: (i) have been duly authorized by all necessary action on the part of each Member, and no other proceedings on the part of such Member are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and (ii) do not contravene or otherwise conflict with any agreement, document or instrument to which such Member is a party or pursuant to which such Member's assets are subject. This Agreement has been duly executed and delivered by each Member and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of each Member enforceable against it in accordance with its terms.

           (b) Each Member represents and warrants that such Member has acquired such Member's Membership Interest for such Member's own account, for investment and not with a view to the distribution or resale thereof and understands that:
(i) such Member's Membership Interest has not been registered under the Securities Act, or any applicable securities or Blue Sky law of any state or other jurisdiction; and (ii) a Transfer may not be made unless the transferring Member's Membership Interest is registered under such laws or any exemption from such registration is available, and such Member complies with the applicable provisions of this Agreement.

                           ARTICLE VI
            MEETINGS AND VOTING OF MEMBERS; OFFICERS

     6.1. Meetings of the Members.

           (a) Meetings of the Members may be called at any time by the Supervisory Board, the Manager or by a majority-in- interest of the Members. Upon receipt of a written request that a meeting is to be held and stating the purposes of the meeting, the Manager shall provide all of the Members, within two (2) days after receipt of said request, with notice of the meeting and the purposes of such meeting. No meeting shall be held less than two (2) nor more than thirty (30) days after notice thereof; provided, however, that any Member may, with respect to himself or itself, waive the notice requirements herein set forth.

           (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place as shall be specified or fixed in the notices thereof, provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment. A quorum shall be present at a meeting of the Members if the holders of a majority-in-interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which a requisite affirmative vote of the Supervisory Board or the consent of the holders of a specific portion of the Membership Interests entitled to vote is required by this Agreement or the Act, the affirmative vote of a majority- in-interest at a meeting of Members at which a quorum is present shall be the act of the Members. Notwithstanding the provisions or this Agreement, the holders of a majority-in-interest shall have the power to adjourn such meetings from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a majority-in-interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

           (c) Any action required or permitted to be taken at meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the requisite amount of Membership Interests entitled to vote on the action were present and voted, provided, however, that any such action shall not be taken without the consent of the holders of the Super Majority-in-Interests of the Preferred Interests. Every written consent shall bear the date and signature of each Member who signs the consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.

     6.2. Officers.

           (a) Subject to the provisions of Section 4.3(e), the Manager, upon prior consultation with the Supervisory Board, may, from time to time, designate one or more individuals to be officers of the Company. Any officers so designated shall only have such authority and perform such duties as the Manager may, from time to time, delegate to them. The Manager may assign titles to particular officers. Each officer shall hold office until his successor shall be duly designated by the Manager, which shall only occur after prior consultation with the Supervisory Board, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person.

           (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Supervisory Board or the Manager whenever in their or his, as the case may be, judgment the best interests of the Company will be served thereby; provided, however, that such removal shall not limit the contract rights, if any, of the Company and/or the person so removed. Designation of an officer shall not of itself create contract rights.

                           ARTICLE VII
            ACCOUNTING PROVISIONS; INFORMATION RIGHTS

      7.1. Fiscal and Taxable Year. The Fiscal Year and taxable year of the Company shall be the calendar year, unless the Supervisory Board designates a different Fiscal Year or taxable year.

     7.2. Books and Accounts.

           (a) The Manager shall cause the Company to keep and maintain complete and accurate books and accounts for the Company at the Company's principal place of business or at such other place or places as the Manager shall select. Such books and accounts shall be kept for fiscal and tax purposes on the cash or accrual basis, as the Manager shall determine, in accordance with GAAP and shall include separate accounts for each Member. Each Member or such Member's duly authorized representative, at such Member's own expense and upon delivering advance written notice to the Company, shall at all reasonable times and upon reasonable advance notice have access to, and may inspect and make copies of, such books and accounts and any other records of the Company.

           (b) All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts as the Manager may designate from time to time, and withdrawals therefrom shall be made upon such signatures on behalf of the Company as the Manager may designate from time to time. In the discretion of the Manager, and subject to the Annual Plan all deposits and other funds not needed in the operation of the Company's business may be deposited in interest- bearing bank accounts, in money market funds, or invested in treasury bills, certificates of deposit, U.S. government security- backed repurchase agreements or similar short-term money market instruments, and/or funds investing in any of the foregoing or similar types of short-term investments.

      7.3. Tax Reports. The Manager shall cause to be prepared after the end of each taxable year of the Company and filed, on or before their respective due dates (as the same may be extended), all federal and state income tax returns of the Company for such taxable year and shall take all action as may be necessary to permit the Company's regular accountants to prepare and timely file such returns. Form 1065 (Schedule K?1) shall be sent to each Member after the end of each taxable year reflecting the Member's pro rata share of income, loss, credit and deductions for such taxable year.

       7.4. Tax Elections. Unless the Manager determines otherwise, the Company, at the request of any Member, will make an election pursuant to the provisions of Section 754 of the Code. Any other elections required or permitted to be made by the Company under the Code shall be made by the Manager in such manner as will, in the Manager's opinion, be most advantageous to the holders of a Super Majority-in-Interest of the Preferred Interests.

     7.5. Tax Audits.

          (a) The Manager shall serve as the tax matters partner for the Company (the "Tax Matters Partner"). Each Member, by the execution hereof, consents to the Manager serving as the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits interest, and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the "Treasury Secretary"). The Tax Matters Partner shall keep the Members informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceedings referred to hereinafter as a "tax audit") and such judicial proceeding referred to hereinafter as "judicial review").

           (b) The Tax Matters Partner is hereby authorized, but not required:

                (i) to enter into any settlement with the Internal Revenue Service or the Treasury Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Treasury Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Member;

                (ii) in the event that a notice of a final partnership administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Federal Claims;

                (iii)      to intervene in any action brought  by
any Member for judicial review of a final adjustment;

                (iv) to file a request for an administrative adjustment with the Treasury Secretary at any time and, if any part of such request is not allowed by the Treasury Secretary, to file a petition for judicial review with respect to such request;

                (v) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

                (vi) to take any other action on behalf of the Members of the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

           (c) The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses, and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made to Members or any discretionary reserves are set aside by the Manager. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability and indemnification set forth herein shall be fully applicable to the Tax Matters Partner in his capacity as such.

           (d) Anything herein to the contrary notwithstanding, the Tax Matters Partner shall not make any decision binding on the Company in any proceedings or negotiations with any taxing authority without the consent of the Supervisory Board.

      7.6. Information. The Company covenants and agrees to deliver to (i) Liberty and the Investor the information specified in this Section 7.6 and (ii) each Member who holds at least 5% of the outstanding Membership Interests (on a fully diluted basis) the information specified in Section 7.6(c).

          (a) Monthly Reports and Financial Statements. As soon as available, but in any event not later than ten (10) days after the end of each month, (i) a report from the Manager describing the activities of the Company for such period, including, without limitation, sales figures, new customers, market penetrations and marketing activities for such period, and (ii) the unaudited and unreviewed consolidated balance sheet of the Company as at the end of each such period and the related unaudited and unreviewed consolidated statements of income and cash flows of the Company for such period.

           (b) Quarterly Financial Statements. As soon as unavailable, but in any event not later than thirty (30) days after the end of each quarter (other than the last quarter in any Fiscal Year), the unaudited but reviewed consolidated balance sheet of the Company as at the end of each such period and the related unaudited but reviewed consolidated statements of income and cash flows of the Company for such period. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period reflected thereon, provided that certain disclosures such as footnotes may be excluded therefrom.

            (c) Annual Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Year, a copy of the audited balance sheet of the Company as at the end of such Fiscal Year and the related audited statements of operations and cash flows of the Company for such Fiscal Year, accompanied by an opinion of an accounting firm of recognized national standing selected in accordance with the terms of this Agreement, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein.

           (d) Budgets. As soon as available, but in any event not later than thirty (30) days prior to the beginning of each fiscal year of the Company, the Annual Budget.

           (e) Inspection Rights. In addition to the other rights granted to Liberty and the Investor in this Agreement, at law and otherwise, each of Liberty and the Investor shall have the right, upon reasonable notice to the Company, to visit the premises of the Company and inspect any of the properties, books and records of the Company and to discuss the Company's affairs, finances and accounts with its officers, employees and representatives.

                                  ARTICLE VIII

   TRANSFERS OF A MEMBERSHIP INTEREST; RIGHT OF FIRST REFUSAL;
              TAG ALONG RIGHTS; SALE OF THE COMPANY

      8.1. Transfer of a Member's Membership Interest. Until the earlier of the consummation of the IPO or the expiration of the fifth (5th) anniversary of the date hereof, without the prior written consent of Liberty and except as otherwise contemplated pursuant to Sections 8.2, 8.3, 8.4 and 8.5 below, MV and DC may not and shall not, directly or indirectly, sell, transfer, gift, assign or otherwise dispose of, or permit, voluntarily or involuntarily, any Encumbrance upon all or any portion of such Member's Membership Interest or any interest therein. Any such purported sale, transfer, gift, assignment or other disposition or Encumbrance of a Member's Membership Interest (hereinafter collectively referred to as a "Transfer") without such consent shall be invalid and void, shall not bind the Company and shall have no effect whatsoever on the Company or its Members. If Liberty shall have consented to the Transfer, such Transfer may be made only if (a) the provisions of Section 8.3 below do not otherwise prohibit the Transfer, (b) a duly executed and acknowledged counterpart of the instrument effecting such Transfer, in form and substance satisfactory to Liberty, shall have been delivered to the Company, and the assignor shall have indicated such intention of substitution in the instrument effecting such Transfer, (c) the assignee shall have expressly agreed to be bound by the provisions of this Agreement and to assume all of the obligations imposed upon the Members hereunder, including, without limitation, those obligations set forth in this Article VIII, (d) the assignor and the assignee shall have executed or delivered such other instruments as Liberty and the Investor may deem necessary or desirable to effectuate such admission, including, but not limited to, an opinion of counsel that the Transfer complies with the registration provisions of the Securities Act and any applicable securities or Blue Sky law of any state or other jurisdiction, or an exemption therefrom, and (e) the assignor or assignee shall have paid all reasonable expenses and legal fees relating to the Transfer. Furthermore, the parties hereto agree and acknowledge that no Member which is an entity shall Transfer any portion of an equity, partnership, membership or other interest in itself to any third party except as permitted in Section 8.2 below, and that any such Transfer shall be subject to the right of first refusal set forth in Section 8.4 and to the tag-along rights of Section 8.5 below.

      8.2. Permitted Transfers. The consent of Liberty and the Investor shall not be required for a Transfer of all or a part of MV's or DC's Membership Interest to a Permitted Transferee, provided that, in all cases, any such Transfer is otherwise made in accordance with and subject to the provisions of
Section 8.1 above, this Section 8.2 and Section 8.3 below. Any Transfer to a Permitted Transferee shall not be subject to the right of first refusal granted in Section 8.4 below or the tag-along right granted in Section 8.5 below; provided, that any Permitted Transferee that receives any Membership Interest shall hold such Membership Interest subject to all of the terms and conditions of this Agreement and shall, as a condition of receiving such Membership Interest, execute and deliver documentation confirming that they shall be bound hereby, including, without limitation, all of the documentation required by
Section 8.1 above.

      8.3. Further Limitations on Transfers. In no event may a Transfer by any Member be made if the Transfer would result in (i) the termination of the Company as a limited liability company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code, or (ii) the dissolution of the Company pursuant to the Act, and, if so attempted, the Transfer shall be void and shall not bind the Company. In making the determination whether a Transfer will result in such a termination, Liberty, in its sole discretion, may require the assignee to furnish, at such assignee's expense, an opinion of counsel passing on this issue, with such counsel to be reasonably acceptable to Liberty. Furthermore, each Member agrees that it shall not, except in connection with a Sale of the Company, directly or indirectly transfer its Membership Interests to any Person that is a direct or indirect competitor of the Company.

     8.4. Right of First Refusal.

           (a) Prior to the effective date of an IPO, Transfers of all or any part of MV's or DC's Membership Interest may be made to bona fide third party purchasers, provided that all of the terms of this Section 8.4 have been fully complied with. If MV or DC (the "Selling Member") wishes to Transfer all or any part of his Membership Interest (the "Offered Interest"), the Selling Member shall first notify Liberty, the Investor and any other Person hereafter admitted to the Company as a Member as a result of a Transfer by Liberty or the Investor (collectively the "Non-Selling Members") in writing (the "Transfer Notice") of the proposed Transfer, the proposed price and the terms of the Transfer.

            (b) The Transfer Notice shall constitute an irrevocable offer to the Non-Selling Members (the "Transfer Offer") to sell the Offered Interest to the Non-Selling Members pursuant to the provisions of this Section 8.4, for the consideration and on the other terms stated in the Transfer Notice (or the reasonable equivalent thereof in the case of non- monetary consideration of a type which is personal to the third party offeror).

           (c) The Non-Selling Members shall have the right to accept the Transfer Offer within 20 Business Days after receipt of the Transfer Notice by delivery of a written notice ("Acceptance Notice") to the Selling Member, which shall specify the amount of Membership Interests which such Non-Selling Member desires to purchase. The Acceptance Notice may, at the Non- Selling Member's option, indicate the maximum number of Offered Interest such Non-Selling Member is willing to purchase in excess of such Non-Selling Member's Percentage Interest of the Offered Interest (the "Excess Amount"). If one or more Non-Selling Members does not give a timely Acceptance Notice, or elects in an Acceptance Notice to purchase less than such Non-Selling Member's Percentage Interest, then the remaining Offered Interest shall automatically be deemed to be accepted by Non-Selling Members who specified an Excess Amount in their respective Acceptance Notice, allocated among such Non-Selling Members in proportion to their respective Percentage Interests determined based only on those Non-Selling Members who have given timely Acceptance Notices which specified an Excess Amount. In no event shall an amount greater than a Non-Selling Member's Excess Amount be allocated to such Non-Selling Member. Any excess Offered Interest shall be further allocated among the Non-Selling Members whose specified Excess Amount has not been satisfied in proportion to their respective Percentage Interest, determined based only on those Non-Selling Members whose specified Excess Amount has not yet been satisfied, and such procedure shall be employed until the entire Excess Amount of each Non-Selling Member has been satisfied or all the remaining Offered Interest has been allocated.

           In the event that the Offered Interests are not fully subscribed for by the Non-Selling Members, then the Selling Member shall have the right, in its sole discretion, to sell all the Offered Interests to a third party and/or sell a portion of the Offered Interests to the Non-Selling Members, all on terms not less favorable than those contained in the Transfer Notice.

          (d) In the event that the Non-Selling Members exercise their first refusal rights with respect to all of the Offered Interest, then the Selling Member must sell the Offered Interest to the Non-Selling Members within 10 Business Days after the date of receipt of the last Acceptance Notice received by the Selling Member.

           (e) If all notices required to be given pursuant to subsections (a) through (c) above have been duly given and the Non-Selling Members shall have determined not to exercise their respective first refusal rights granted herein, then the Selling Member shall have the right, for a period of 30 calendar days after expiration of the last applicable option period specified in subsection
(c), to sell the Offered Interest remaining unsold on the terms and provisions set forth in the Transfer Notice.

           (f) Upon the consummation of any purchase by a third party and/or the Non-Selling Members of the Offered Interest, the Selling Member shall deliver certificates evidencing the Offered Interest sold, duly endorsed, or accompanied by written instruments of transfer, free and clear of any Encumbrances, other than those imposed by this Agreement, against delivery of the purchase price thereof.

     8.5. Tag-Along Right.

           (a) Prior to the effective date of an IPO, if any Selling Member wishes to Transfer any or all of the Member's Membership Interest, either in one transaction or a series of related transactions, and the Offered Interest is not purchased by the Non-Selling Members, then as a condition to such Transfer, the Selling Member shall permit (or cause to be permitted) all other Non-Selling Members who did not seek to purchase the Offered Interest pursuant to Section
8.4 (other than Members who elected to purchase the Offered Interest and failed to close on the purchase thereof) or were unable to purchase the Offered Interest as a result of the failure of the Non-Selling Members to purchase all the Offered Interest (in the event that such a purchase is a condition which is described in the Transfer Notice) (the "Remaining Members") to sell, either to the prospective purchaser of the Offered Interest or to another financially reputable purchaser reasonably acceptable to such Remaining Members, up to the same proportion of the Membership Interests then owned by each such Remaining Member as the proportion that the amount of Offered Interest the Selling Member proposes to Transfer bears to the total amount of Membership Interests held by the Selling Member on equivalent terms and at an equivalent price and for the same type of consideration to that offered by the third-party offeror, taking into account any difference in the type of securities.

           (b) The Selling Member shall give written notice (the "Tag-Along Notice") to the Remaining Members of each proposed Transfer giving rise to the rights referred to in this Section 8.5 immediately following the end of the 20 Business Day period provided in Section 8.3(d) and at least 20 days prior to the proposed consummation of such Transfer, setting forth the name of the prospective purchaser, the maximum number of Offered Interest proposed to be Transferred, the proposed amount and form of consideration and the other terms and conditions of the proposed transaction. The Tag-Along Notice shall also provide that each of the Remaining Members may elect to exercise such rights within 15 days following the giving of the Tag-Along Notice, by delivery, on or before the expiration of such time period, of a written notice to the Seller indicating such desire to exercise its rights under this Section 8.5 and specifying the amount of Membership Interests, he, she or it desires to sell. No present or future Tag-Along Rights of a Member shall be adversely affected by its failure to exercise such rights in the past.

           (c) The sale of Membership Interests in any sale proposed in a Tag-Along Notice shall be effected on substantially the terms and conditions set forth in such Tag-Along Notice (except in the case of non-monetary consideration which is unique to the third party as to which there shall be paid the reasonable equivalent thereof). The number of Membership Interests to be sold by the Selling Member shall be reduced by the aggregate number of Membership Interests to be sold by each of the Remaining Members who have exercised Tag-Along Rights in connection with such Transfer.

      8.6. Sale of the Company. If Liberty and the Investor and the holders of a Super Majority-in-Interest of the outstanding Membership Interests approve a Sale of the Company to a third party, the Company shall deliver a notice to each Member containing the material terms thereof (a "Sale Notice"). Each Member agrees to vote, if such a vote is required under applicable law, all of its Membership Interest in favor of such a Sale of the Company, and to sell all of its Membership Interests on the terms and subject to the terms and subject to the conditions contained in the Sale Notice. Each Member and the Company agrees to cooperate in any such Sale of the Company and agrees to execute and deliver all documents and instruments as is required in the transaction which is the subject of the Sale Notice and which are requested in order to effect such Sale of the Company.

                                   ARTICLE IX

                               PREFERRED INTERESTS

      9.1. Preference of Preferred Interests. The Preferred Interests shall rank prior to all other classes of Membership Interests (collectively the "Junior Securities") and shall have in addition to the other rights contained in this Agreement the preferences, designations and privileges contained in this Article IX.

      9.2. Dividends. The holders of the Preferred Interests shall be entitled to receive dividends, when and as declared by the Supervisory Board prior to the payment of any dividend or other similar distribution in respect of any Junior Securities. Upon payment of the Preferred Interest Preference in full, the holders of Preferred Interests will participate in any and all other divided distributions to be made to the holders of Junior Securities.

      9.3. Voting Rights. Except as otherwise required by law or as set forth in this Agreement, the holders of the Preferred Interests shall at all times be entitled to vote, in person or by proxy, on all matters, together as a single class with the holders of the Junior Securities.

      9.4. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, any surplus assets of the Company shall be distributed among the Members pursuant to Section 10.1(b). Upon a Sale of the Company, any assets of the Company shall be distributed among the Members in accordance with Section 10.1(b).

                                    ARTICLE X

                          DISTRIBUTIONS AND ALLOCATIONS

      10.1. Distributions of Net Cash Flow and Net Proceeds from a Capital Transaction.

           (a) Except as otherwise required by this Agreement or by law, Distributions of Net Cash Flow shall be made at such times and in such amounts as the Supervisory Board in its sole discretion shall determine, provided, however, that if the Company has Net Profits for a Fiscal Year, the Manager shall cause the Company to distribute amounts to enable the Members to meet their respective income tax obligations with respect to the Profits of the Company for such Fiscal Year or gain recognized by a Member under Code Section 704(c)(1)(B) or 737(a) as a result of a distribution by the Company. Any tax distributions under this Section 10.1 shall be made to each Member in an amount equal to the product of (a) the Net Profits allocated to such Member for such Fiscal Year and not offset by net cumulative Net Losses previously allocated to such Member and (b) the highest applicable marginal federal and applicable state corporate income tax rate (or such other single rate specified by the Manager to reflect a change in applicable federal or state corporate income tax rates).

           (b) Except as otherwise required by this Agreement or by law, Distributions of Net Proceeds from a Capital Transaction shall be made in the following order of priority:

               (i) First, the Manager shall cause the Company to distribute amounts to enable the Members to meet their respective tax obligations with respect to the Profits of the Company and/or gains recognized by a Member under Code Section 704(c)(1)(B) or 737(a) as a result of the distribution in accordance with the last sentence of Section 10.1(a) above;

                (ii)       Second,  to the holders  of  Preferred
Interests in the amount of the Preferred Interest Preference, if so elected by the holders of a Super Majority-in-Interest of the holders of the Preferred Interest;

               (iii) Third, to the Members, but excluding the holders of Preferred Interests, pro rata, in an amount equal to their respective Capital Contribution, provided, however, that if the holders of the Preferred Interests do not elect to receive the Preferred Interest Preference, then to all the Members, including the holders of Preferred Interests pro rata; and

               (iv)      Last, the balance, if any, to all of the
Members   in  proportion  to  their  respective  Percentages   of
Interests.

     10.2.     Allocation of Net Profits.

           After giving effect to the special allocations set forth in this Agreement, Net Profits shall be allocated among the Members as follows:

           (a) First, to the Members to the extent of and in proportion to the Net Losses previously allocated to each Member pursuant to Section 10.3(b) below, minus the aggregate amount of Net Profits previously allocated to each Member pursuant to this subparagraph (a);

           (b) Next, to the Members to the extent of and in proportion to the Net Losses previously allocated to each Member pursuant to Section 10.3(a) above, minus the aggregate amount of Net Profits previously allocated to each Member pursuant to this subparagraph (b); and

           (c) The balance, if any, to the Members in accordance with their then respective Percentages of Membership Interest.

     10.3.     Allocation of Net Losses.

           After giving effect to the special allocations set forth in this Agreement, Net Losses shall be allocated as follows:

           (a) First, to the Members to the extent of and in proportion to the excess of (1) the Net Profits previously allocated to the Members pursuant to
Section 10.2(c) over (2) the Net Losses previously allocated to the Members pursuant to this subparagraph (a); and

           (b) The balance, if any, to the holders of the Preferred Interests in proportion to their positive Capital
Account balance;

           ( c)      to the Members, excluding the holders of the
Preferred  Interests,  in proportion to  their  positive  Capital
Account balance; and

           (d) The balance, if any, among the Members in accordance with their respective Percentage Interests.

      10.4. No Return of Distributions. No Member shall have any obligation to refund to the Company any amount that shall have been properly distributed to such Member pursuant to this Agreement, subject, however, to the rights of any third party creditor under law.

     10.5. Allocations between Assignor and Assignee Members. In the case of a Transfer, the assignor and assignee shall each be entitled to receive distributions of Net Cash Flow and/or Net Proceeds of a Capital Transaction and allocations of Net Profits or Net Losses and Nonrecourse Deductions as follows:

           (a) Unless the assignor and assignee agree to the contrary and shall so provide in the instrument effecting the Transfer, distributions shall be made to the person owning the Member's Membership Interest on the date of the distribution; and

            (b) Net Profits or Net Losses and Nonrecourse Deductions shall be allocated by the number of days of the fiscal year in which each person held the Member's Membership Interest, except that if the assignor and the assignee desire, and shall so advise the Company in writing within ten (10) days after the end of the taxable year in which the Transfer occurs, Net Profits attributable to a Capital Transaction or Net Losses attributable to a Capital Transaction shall be allocated to the holder of the Member's Membership Interest on the day that the Capital Transaction occurred during such year.

      10.6. Tax Credits. Any Company tax credits relating to activities from and after January 1, 2000 shall be allocated among the Members in proportion to their respective Percentage
Interest.

      10.7. Further Allocation Rules. Anything herein to the contrary notwithstanding:

           (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
Article X, if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) (6) and 1.704- 2(j) (2) of the Regulations. This Section 11.7(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

            (b) Member Minimum Gain Chargeback.  Except as otherwise provided in
Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)
(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704- 2(j) (2) of the Regulations. This Section 10.7(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

           (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704?1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 10.7(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article X have been tentatively made as if this Section 10.7(c) was not contained in this Agreement.

           (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of
(i) the amount that such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 11.7(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article XI have been made as if Section 10.7(c) and this Section 10.7(d) were not contained in this Agreement.

           (e) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

            (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i) (1).

           (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704?1(b)(2)(iv)(m)(2) or 1.704?1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations Section 1.704?1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Regulations Section 1.704?1(b)(2)(iv)(m)(4) applies.

      10.8 Curative Allocations. The allocations set forth in Sections 10.7(a), 10.7(b), 10.7(c), 10.7(d), 10.7(e), 10.7(f), 10.7(g) and 10.9 (the "Regulatory
Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 11.8. Therefore, notwithstanding any other provision of this Article X (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Manager determines to be appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance that such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 10.2 and 10.3.

     10.9. Loss Limitation. Net Losses allocated pursuant to Section 10.3 hereof shall not exceed the maximum amount of Net Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any taxable year. In the event that some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 10.3 hereof, the limitation set forth in this Section
10.9 shall be applied on a Member by Member basis, and Net Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Net Losses to each Member under Section 1.704- 1(b)(2)(ii)(d) of the Regulations.

     10.10.         Other Allocation Rules.

           (a) Except as otherwise provided herein, for purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers, using any permissible method under Code Section 706 and the Regulations thereunder.

            (b) The Members are aware of the income tax consequences of the allocations made by this Article X and hereby agree to be bound by the provisions of this Article X in reporting their shares of Company income and loss for income tax purposes.

           (c) Solely for purposes of determining a Member's proportionate share of the excess nonrecourse liabilities of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Members' interests in Company profits are in proportion to their Percentages of Membership Interests.

           (d) To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Manager shall endeavor to treat distributions of Net Cash Flow and Net Proceeds of Capital Transactions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would not cause or increase an Adjusted Capital Account Deficit for any Member.

       10.11. Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value), using such method as the Tax Matter Partner shall select.

           In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as provided in Code Section 704(c) and the Regulations thereunder.

           Any elections or other decisions relating to such allocations shall be made by the Tax Matters Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section
10.11 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of this Agreement.

                                   ARTICLE XI

                                  INCORPORATION

     11.1.     Incorporation of the Company.

          (a) Promptly upon the approval of Liberty and a Super Majority-in-Interest of the Members, the Company shall commence the documentation (the "Plan of Incorporation") required to convert the Company from a limited liability company to a corporation.

           (b) The Plan of Incorporation may provide for the specific form of the transaction including, without limitation, a merger or consolidation of the Company with or into a corporation, a share exchange, or an exchange of assets of the Company for securities of a corporation or some other similar type of transaction or other transaction having generally the same effect, the resulting structure of the ongoing entity, management positions and responsibilities, the assumption of various contracts and obligations (including employment contracts) and revisions to any such contracts to accommodate the objectives of the foregoing and any other matters relating to the incorporation and the resulting structure of the ongoing entity as the Manager, with the consultation of Liberty, may otherwise deem necessary or appropriate in its discretion; provided, however, that

                (i) the Plan of Incorporation shall, to the extent reasonably practicable, provide for a transaction in which no gain or loss is recognized by the Company or any Member for United States federal income tax purposes; and

                (ii) there shall be issued at the Incorporation Effective Time shares of common stock and shares of one or more series of preferred stock taking into account the rights, preferences and designations of each Membership Interest outstanding at such time.

                                   ARTICLE XII

                               REGISTRATION RIGHTS

       12.1. Demand Registration Rights. At any time hereafter, if the Company receives written notice from the holders holding over 80% of a majority of the Registrable Securities demanding the registration of all or any portion of the Registrable Securities and specifies the intended methods of disposition thereof, then the Company shall cause to be prepared a registration statement, file and obtain a receipt for the registration statement as soon as practicable (but not later than 90 days after the date of such demand), and exercise its best efforts to file a final registration statement, to obtain a receipt therefor as soon as practicable thereafter and to have such registration statement declared effective as soon as practicable thereafter, under the Securities Act the end that the Registrable Securities held by all demanding holders may be sold thereunder as soon as practicable after the receipt of such notice, and the Company will use its best efforts to ensure that a distribution of such securities pursuant to the registration statement may continue for up to six months from the date of the effective date of the registration statement or such later time pursuant to the method of disposition specified in the demand for registration; provided, however, that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this Section 11.1 if the Company filed a registration statement within the ninety (90) day period prior to receipt of the notice demanding registration. Each such registration shall hereinafter be called a "Demand Registration." The holders of Registrable Securities shall be entitled to request two Demand Registrations. A Demand Registration shall not count as such until a registration statement becomes effective; provided, that if, after such registration statement has become effective, the offering pursuant to the registration statement is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed. The holders of Registrable Securities requesting such registration shall select the underwriters of any underwritten offering pursuant to a registration statement filed pursuant to this Section 12.1.

       12.2. Piggyback Registration Rights. Subject to applicable stock exchange rules and securities regulations, at least 30 days prior to the filing of any registration statement for any public offering of any of its securities for the account of the Company or any other Person (other than a registration statement on Form S-4 or S-8 (or any successor forms under the Securities Act) or other registrations relating solely to employee benefit plans or any transaction governed by Rule 145 of the Securities Act), the Company shall give written notice of such proposed filing and of the proposed date thereof to each holder of Registrable Securities and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from any such holder requesting that the Company include among the securities covered by such registration statement any Registrable Securities held by such holder for offering for sale in a manner and on terms set forth in such request, the Company shall include such Registrable Securities in such registration statement, if filed, so as to permit such Registrable Securities to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request. Each such registration shall hereinafter be called a "Piggyback Registration".

      12.3. Shelf Registration. If and when the Company becomes eligible to file a registration statement on Form S?3 (a "Shelf Registration"), the Company, upon the written request of the holders of all the Registrable Securities, shall file a Shelf Registration and shall take all such steps as may be necessary to maintain the effectiveness of such Shelf Registration until the Registrable Securities have been sold thereunder.

       12.4.       Terms   and  Conditions  of  Registration   or
Qualification.   In  connection with any  registration  statement
filed pursuant to Article XII hereof, the following provisions shall apply:

               (i) Each selling holder of Registrable Securities shall, if requested by the managing underwriter, agree not to sell any securities held by such selling holder (other than the securities so registered) for such period of time following the effective date of the registration statement relating to such offering as the managing underwriter may require and the Company shall agree.

                (ii) If the managing underwriter advises that the inclusion in such registration or qualification of some or all of the Registrable Securities sought to be registered by the holder exceeds the number (the "Saleable Number") that can be sold in an orderly fashion within a price range acceptable to the Company, then (A) the Company shall not effect the proposed registration if the Saleable Number does not include at least half of the amount of securities desired to be sold by the holders of the Registrable Securities and (B) the shares held by officers, members of the Supervisory Board and employees of the Company may not be included in the registration unless all the Registrable Securities requested to be registered by the holders thereof are included therein.

                (iii) The holder of Registrable Securities will promptly provide the Company with such information concerning the holder thereof, its ownership of the Registrable Securities and its intended methods of distribution as the Company shall reasonably request in order to prepare such registration statement and, upon the Company's request, each holder of Registrable Securities shall provide such information in writing and signed by such holder and stated to be specifically for inclusion in the registration statement. If the distribution of the Registrable Securities covered by the registration statement shall be effected by means of an underwriting, the right of any holder of Registrable Securities to include its securities in such registration shall be conditioned on such securityholder's execution and delivery of a customary underwriting agreement with respect thereto.

                (iv) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to this Article, including the fees and disbursements of one counsel for the selling holder of Registrable Securities, except for the underwriting discounts and commissions with respect to securities of the selling holders which shall be borne by the selling Securityholders.

     12.5. Indemnification. In the event of the registration or qualification of any Registrable Securities under the Securities Act or any other applicable securities laws for sale pursuant to the provisions of this Article XII, each selling securityholder of Registrable Securities, each underwriter, broker and dealer, if any, of such securities, and each other Person, if any, who controls any such holder, underwriter, broker or dealer within the meaning of the Securities Act, agrees severally and jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of the Securities Act, and each Member, officer and director of the Company from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), including without limitation attorneys' fees and expenses joint or several, to which the Company, such controlling Person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "violations") by the selling securityholder; (i) any untrue statement of any material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement; (ii) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by the seller of the securities under the Securities Act, the Securities Exchange Act of 1934, as amended, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the registration statement. If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any such loss, claim, damage, liability or action, the holder of Registrable Securities, in lieu of indemnifying such indemnified party, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the holder of Registrable Securities on the one hand and the indemnified party on the other in connection with the Violations that resulted in the loss, as well as any other relevant equitable considerations.

      12.6. Superior Registration Rights. The Company shall not grant parity or superior registration rights to any Person and no other securities of the Company shall be deemed Registrable Securities without the prior written consent of the holders of a Super Majority-in-Interest of the Preferred Interests.


                          ARTICLE XIII
           LIQUIDATION AND TERMINATION OF THE COMPANY

      13.1. General. The Company shall be dissolved and terminated upon the earlier to occur of the following: (i) the consent of the Supervising Board, subject to Section 4.3 and 4.4; or (ii) the entry of a decree of judicial dissolution under the Act. Upon the termination of the Company, the Company shall be liquidated in accordance with this Article and the Act. The liquidation shall be conducted by the Manager, under the supervision of the Supervisory Board, who shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the liquidation and termination of the Company. Without limiting the foregoing, the Manager is hereby expressly authorized and empowered to execute and deliver any and all documents which are necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any asset or liability of the Company. The Manager shall have the right from time to time, by revocable powers of attorney, to delegate to one or more Persons any or all of such rights and powers and such authority and power to execute and deliver documents, and, in connection therewith, to fix the reasonable compensation of each such Person, which compensation shall be charged as an expense of liquidation.

      13.2. Statements on Termination. Each Member shall be furnished with a statement prepared by the Company's regular accountants setting forth the assets and liabilities of the Company as of the date of complete liquidation, and each Member's share thereof. Upon compliance with the distribution plan set forth in
Section 13.3 of this Agreement, the Members shall cease to be such, and the Manager shall execute, acknowledge and cause to be filed, where appropriate under law, articles of dissolution of the Company.

      13.3. Priority on Liquidation. The Manager shall, to the extent feasible, liquidate the assets of the Company as promptly as shall be practicable. To the extent that the proceeds are sufficient therefor, as the Manager and the Supervisory Board shall deem appropriate, the proceeds of such liquidation shall be applied and distributed in the following order of priority:

           (a) To pay the costs and expenses of the liquidation and termination; and

          (b) Then, in the same manner and priorities as are set forth for Distributions of Net Proceeds from a Capital Transaction pursuant to Section 10.1(b) hereof.

     13.4. Distribution of Non-Liquid Assets. If the Manager shall determine that it is not practicable to liquidate all of the assets of the Company, then the Manager and the Supervisory Board shall cause the fair market value of the assets not so liquidated to be determined by appraisal by an independent appraiser. Such assets, as so appraised, shall be retained or distributed by the Manager and the Supervisory Board as follows:

           (a) The Manager shall retain assets having a fair market value equal to the amount, if any, by which the net proceeds of liquidated assets are insufficient to satisfy the debts and liabilities of the Company (other than any debt or liability for which neither the Company nor the Members are personally liable), to pay the costs and expenses of the dissolution and liquidation, and to establish reserves, all subject to the provisions of Section 13.3 of this Agreement. The foregoing shall not be construed, however, to prohibit the Manager from distributing, pursuant to Section 13.4(b) of this Agreement, property subject to liens at the value of the Company's equity therein.

            (b) The remaining assets (including, without limitation, receivables, if any) shall be distributed to the Members by way of undivided interests therein in such proportions as shall be equal to the respective amounts to which each Member is entitled pursuant to Section 13.3(b) of this Agreement. If, in the judgment of the Manager, it shall not be practicable to distribute to each Member an undivided aliquot share of each asset, the Manager may allocate and distribute specific assets to one or more Members as tenants-in-common as the Manager shall determine to be fair and equitable, taking into consideration, inter alia, the basis for tax purposes of each asset distributed.

            (c) Nothing contained in this Article XIII or elsewhere in this Agreement is intended to cause any in-kind distributions to be treated as sales for value.

      13.5. Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors, so as to minimize the losses normally attendant upon a liquidation.


                                   ARTICLE XIV

                                 INDEMNIFICATION

      14.1. Claims. Except as otherwise provided in this Article XIV, the Company, or its receiver or trustee, shall pay all judgments and claims asserted by anyone (a "Claimant") against, and shall indemnify and hold harmless, the Manager, the Supervisory Board, each member thereof, and each Member, and, to the extent applicable, each employee, officer, director, agent, representative and other retained persons of the Manager, the Supervisory Board and each Member or any direct or indirect Affiliate of any of the foregoing (collectively the "Related Parties" and individually a "Related Party") from and against, any liability or damage to a Claimant, incurred by reason of any act performed or omitted to be performed by any Related Party in connection with the business of the Company, including, without limitation, reasonable attorneys' fees and disbursements incurred by any Related Party in connection with the defense of any action based on any such act or omission. If a claim for indemnification (other than for expenses incurred in a successful defense) is asserted against the Company by any Related Party and the Manager is uncertain whether such indemnification is permitted by law, then the Company shall, unless, in the opinion of its counsel, the matter has been settled by controlling precedent in favor of such indemnification, submit to a court of competent jurisdiction the question of whether such indemnification by the Company is not against public policy, which final adjudication shall be binding on all parties.

      14.2. Procedure. Upon a Related Party's discovery of any claim by a third party which, if sustained, would be subject to indemnification pursuant to
Section 14.1 of this Agreement, the Related Party shall give prompt notice to the Manager and the Company of such claim, provided, however, that the failure of the Related Party to so promptly notify the Company of such claim shall not relieve the Company of any indemnification obligation under this Agreement unless the Company shall have been substantially prejudiced thereby. Unless the Related Party shall, in its sole discretion, agree in writing to assume and control the defense of any action for which indemnification may be sought, the Company shall assume and control such defense, in which event the Related Party shall have the right to retain its own counsel in each jurisdiction for which the Related Party determines that counsel is required, at the expense of the Company. If the Company shall fail or refuse to undertake the defense within fifteen (15) days after receiving notice that a claim has been made, the Related Party shall have the right (but not the obligation) to assume the defense of such claim in such manner as it deems appropriate until the Company shall, with the consent of the Related Party, assume control of such defense, and the Company shall indemnify the Related Party pursuant to Section 14.1 of this Agreement from and against the costs and expenses of such defense. The party hereto handling the defense of an action shall keep the other party hereto fully informed at all times of the status of the claim. Neither the Company nor the Related Party, when handling the defense of a claim for which indemnification may be sought by the Related Party, shall settle such claim without the consent of the other party (which consent shall not be unreasonably withheld or delayed) unless such settlement shall: (i) impose no additional liability or obligation upon such party (or his or its employees, shareholders, officers, directors, agents and representatives or any direct or indirect affiliate of any of the foregoing) whose consent would otherwise be required; and (ii) where the Company is handling the defense and settlement of the claim, provide the Related Party with a general release with respect to the subject claim.

      14.3. Members' Claims. Except as otherwise provided in this Article XIV, in any action by an owner of a Membership Interest against a Related Party, including a Company derivative suit, the Company shall indemnify and hold harmless each Related Party from and against any liability or damage incurred by any of them, including, without limitation, reasonable attorneys' fees and disbursements incurred in defense of such action, if: (i) the Related Party is successful in such action; or (ii) in the opinion of the Company's counsel, the matter has been settled by controlling precedent in favor of such indemnification, and if the matter has not been settled by such controlling precedent, the Company shall submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is not against public policy, which final adjudication shall be binding on all parties.

      14.4. Expenses. In any matter with respect to which a Related Party may be entitled to indemnification from the Company pursuant to this Article XIV, the Company shall, to the extent not prohibited by applicable law, advance to the Related Party, pending the final disposition of such matter, all costs and expenses which the Related Party may incur in such matter, including, without limitation, all attorneys' fees and disbursements, court costs and the fees and disbursements of accountants, other experts and consultants.

      14.5. Limitations on Indemnification. Notwithstanding Sections 14.1, 14.3 or 14.4 of this Agreement, no Related Party shall be entitled to indemnification from any liability imposed by law for fraud, bad faith, willful neglect or gross negligence. Under no circumstances shall any Related Party be personally liable in respect of any indemnification obligation set forth in this Article XIV.

       14.6.   Indemnification   for  Liability   Arising  from   Incorrect  Tax
Information. Anything to the contrary notwithstanding, if the adjusted tax basis, accumulated depreciation, depreciation method or depreciable life of any asset contributed by a Member is incorrect (a "Misstated Asset"), and as a result of an adjustment (a "Tax Adjustment") to any of such items by the Internal Revenue Service or any state or local taxing authority, the Member who did not contribute such assets is assessed additional income taxes and such assessment becomes final, the Member who contributed such Misstated Asset shall reimburse the other Member for any interest and penalties, incurred thereby and, in addition, shall be solely responsible for all professional fees and disbursements incurred by the Company if the Company shall contest such Tax Adjustment.

                                   ARTICLE XV

                                POWER OF ATTORNEY

      15.1 General. Each Member irrevocably constitutes and appoints with full power of substitution, the true and lawful attorney of such Member to execute, acknowledge, swear to and file any of the following:

           (a) Any amendment to the certificate of formation pursuant to the Act;

           (b) Any certificate or other instrument (x) that may be required to be filed by the Company under the laws of the United States, the State of New York or any other state in which any of the Members reside or in which the Company engages in business or (y) which the Manager deems advisable to file;

           (c) Any amendments to the certificates or other instruments referred to in paragraphs (a) and (b) of this Section
15.1;

           (d) Any document that may be required to effectuate the liquidation or termination of the Company; and

           (e) Any amendment to this Agreement or the foregoing certificates, instruments or documents necessary to effect any change permitted under this Agreement, including, without limitation, to reflect any change in the ownership of Interests in the Company.

      It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive the disability of such Member or a Transfer by such Member, provided, however, that if such Member shall make a Transfer of all of such Member's Membership Interest and the transferee shall, in accordance with the provisions of Article VIII of this Agreement, become a successor Member, such power of attorney shall survive the Transfer only for the purpose of executing, acknowledging, swearing to and filing any and all instruments which are necessary to effectuate such substitution.

      Notwithstanding the foregoing, no power conferred upon the Manager by this
Article XV shall materially alter the powers, rights and obligations of the parties hereunder.

      Each Member  hereby agrees to execute  concurrently  herewith or upon five
(5) days' prior written notice, a special power of attorney containing the substantive provisions of this Agreement in form satisfactory to the Manager.

     15.2. Successor Members. A power of attorney similar to that contained in Section 15.1 of this Agreement shall be one of the instruments that the Manager may require a successor Member to execute, acknowledge and swear to pursuant to Sections 8.1 or
8.2 of this Agreement.


                                   ARTICLE XVI

                              SPECIFIC PERFORMANCE

      16.1. Specific Performance. The parties recognize and acknowledge that their Membership Interests are closely held and that, accordingly, in the event of a breach or default by one or more of the parties hereto of the terms and conditions of this Agreement, the damages to the Company and the remaining parties to this Agreement, or any one or more of them, may be impossible to ascertain and such parties will not have an adequate remedy at law. In the event of any such breach or default in the performance of the terms and provisions of this Agreement, any party or parties thereof aggrieved thereby shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance of the terms and provisions of this Agreement, to enjoin further violations of the terms and provisions of this Agreement and/or to obtain damages. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or at law.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

      17.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York, without regard to conflict of law rules applied in such State.

       17.2. Consent To Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in New York, New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably: (i) consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail, delivered or addressed as set forth in
Section 17.4 of this Agreement; and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

     17.3. Oral Modification. This Agreement constitutes the entire understanding among the parties hereto, including without limitation any and all agreements prior to the date hereof among MV, DC and/or the Company and its predecessor-in-interest and the letter of intent between the Company and Liberty. No waiver or modification of the provisions of this Agreement shall be valid unless it is in writing and signed by the party to be charged and then only to the extent therein set forth.

      17.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17.4):

          (a)  if to the Company:

               ASKTHEROBOT, LLC
               29 East 31st Street
               New York, NY 10016
               Attn:  Manager

          (b)  if to Liberty:

               Liberty Group Services, LLC
               c/o Liberty Group Holdings, LC
               11 52nd Street
               Brooklyn, New York  11232
               Attn: Barry Hawk, President
               Fax No.:  718-492-3482

          (c)  if to DC:

               Douglas Capeci
               236 Wyckoff Avenue
               Wyckoff, New Jersey 07481
               Facsimile:     __________

          (d)  if to MV:

               Michael Vogel
               86-66 Palermo Street
               Holliswood, New York 11423

           (e) In all cases where notices are sent or delivered pursuant to this
Section 17.4, copies thereof shall be sent or delivered in the same manner, simultaneously therewith, to:

               Herrick, Feinstein LLP
               2 Park Avenue
               New York, New York  10016
               Attn: David Lubin, Esq.
               Facsimile:     (212) 592-1500
     17.5. Captions. The captions used in this Agreement are intended for convenience of reference only, shall not constitute any part of this Agreement and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

      17.6. Execution. This Agreement may be executed in counterparts and, as so executed, shall constitute one agreement binding on the Company and the Members.

      17.7. Amendments. Other than as expressly provided herein, this Agreement may be amended upon the consent of Members holding a Super Majority-in-Interest, provided, however, that no amendment may be effective to change the obligations or rights of any Member as to allocations or distributions without that Member's consent.

      17.8. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, and permitted successors and assigns of the parties hereto.

      17.9. Separability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be deemed invalid, illegal or unenforceable in any respect, such affected provisions shall be construed and deemed rewritten so as to be enforceable to the maximum extent permitted by law, thereby implementing, to the maximum extent possible, the intent of the parties hereto, and the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

     17.10. Further Assurances. The Members shall execute and deliver such further instruments and documents and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

      17.11. No Third Party Beneficiaries. Except as is otherwise specifically provided for in this Agreement or as may otherwise be specifically agreed in writing by all of the Members, the provisions of this Agreement are not intended to be for the benefit of any creditor or other person (other than a Related Party) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members or any Related Party; and no such creditor or other person shall obtain any benefit from such provisions or shall, by reason of any such foregoing provision, make any claim in respect of any debt, liability, or obligation against the Company, any of the Members, or any Related Party.

     [Remainder of Page Intentionally Omitted; Signature Pages to
Follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Operating Agreement as of the date first written above.

                                  COMPANY:

                                   ASKTHEROBOT, LLC

                                   By:  ________________________
                                        Name:     Michael Vogel
                                        Title:    Member


                                   Name:     Douglas Capeci
                                   Title:    Member

                                   MEMBERS:

                                   LIBERTY GROUP SERVICES, LLC
                                   By:   Liberty Group  Holdings,
                                      Inc.,

                                        Its Manager

                                   By:
                                        Name: Barry Hawk
                                        Title:   President



                                   Douglas Capeci

                                   Michael Vogel

ACKNOWLEDGMENTS

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

           On the _____ day of March, 2000, before me the undersigned personally appeared ____________________ to me known, who being duly sworn, did depose and say that he resides at ______________________________, that he is the __________
of ASKTHEROBOT, LLC, the limited liability company described in and which executed the foregoing instrument; that he signed his name thereto by order of the board of directors of such corporation.

                         ----------------------------------

Sworn to before me this
___ day of March, 2000


---------------------------
       Notary Public

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

           On the _____ day of March, 2000, before me the undersigned personally appeared Michael Vogel personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                         ----------------------------------


Sworn to before me this
___ day of March, 2000

---------------------------
       Notary Public
STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

           On the _____ day of March, 2000, before me the undersigned personally appeared ____________________ to me known, who being duly sworn, did depose and say that he resides at ______________________________, that he is the __________
of Liberty Group Holdings, LC, the sole member of LIBERTY GROUP SERVICES, LLC, the corporation described in and which executed the foregoing instrument; that he signed his name thereto by order of the board of directors of such corporation.

                         ----------------------------------


Sworn to before me this
___ day of March, 2000


---------------------------
       Notary Public

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

           On the _____ day of March, 2000, before me the undersigned personally appeared Douglas Capeci personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                         ----------------------------------

Sworn to before me this
___ day of March, 2000


---------------------------
       Notary Public

                                    EXHIBIT A

            Schedule of Members-_ As of March__, 2000

       Member           Class of     Initial   Agreed Value   Percent
                       Membership    Capital    of Capital      age
                        Interest    Contribut  Contribution   Interes
                                       ion                       t

Liberty        Group  Preferred     $________      $________      51%
Services, LLC
c/o   Liberty  Group
Holdings, Inc.
11 52nd Street
Brooklyn,  New  York

11232

Douglas Capeci        Common        $________      $________  15.6675
236 Wyckoff Avenue                                                  %
Wyckoff, New  Jersey
07481

Michael Vogel         Common        $________      $________  15.6775
86-66 Palermo Street                                                %
Holliswood, New York
11423

Employees        who  Common        $________      $________
exercise options                                                9.33%

                                                                            100%

Investor                                                 Reserved
Interest

Peter J. McLaughlin   Preferred     $________      $________   8.335%
12 Downing Road
Hanover,         New
Hampshire 03755